FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT ("this Amendment") dated as of March 31, 2012 (the "Effective Date") is entered into by and among INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), GULF SOUTH SHIPPING PTE LTD., a Singapore corporation ("Gulf South"), CG RAILWAY, INC., a Delaware corporation ("CG Railway"), LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf"), EAST GULF SHIPHOLDING, INC., a Marshall Islands corporation ("East Gulf"), MPV, INC., a Marshall Islands corporation ("MPV"), DRY BULK AMERICAS LTD., a British Virgin Islands Business Company ("Americas"), DRY BULK AUSTRALIA LTD., an International Business Company of the British Virgin Islands ("Australia"), and WATERMAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, Gulf South, CG Railway, Lel, Central Gulf, East Gulf, MPV, Americas, Australia and Waterman are, collectively, referred to as the "Borrowers"), and REGIONS BANK, an Alabama banking corporation (the "Lender").

Recitals

A.The Borrowers and the Lender are parties to that certain Credit Agreement dated March 7, 2008, as amended by a First Amendment thereto dated March 3, 2009, by a Second Amendment thereto dated August 13, 2009, by a Third Amendment thereto dated as of March 31, 2010, and by a Fourth Amendment thereto dated as of March 31, 2011 (as further amended from time to time, the "Credit Agreement").

B.The Borrowers have requested that the Lender make certain modifications to the Credit Agreement as set forth herein.

C.The Lender has agreed to make such modifications, provided that the Borrowers and the Lender enter into this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers and the Lender hereby agree as follows, with such agreements to become effective as of the Effective Date:

1.           Rules of Construction. This Amendment is subject to the rules of construction set forth in the Credit Agreement.

2.           Definitions. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Credit Agreement.

3.       Representations and Warranties of Borrower. The Borrowers represent and warrant to the Lender as follows:

(a)           Representations and Warranties in Credit Documents, All of the representations and warranties set forth in the Credit Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)           No Default. As of the Effective Date, the Borrowers are in compliance with all the terms and provisions set forth in the Credit Documents on their part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

(c)           No Misleading Information. To the best knowledge of the Borrowers, neither this Amendment nor any certificate, written statement or other document furnished to the Lender by or on behalf of the Borrowers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, and there is no fact known to the Borrowers that the Borrowers have not disclosed to the Lender that materially adversely affects or, so far as the Borrowers can now reasonably foresee, will materially adversely affect the properties, or financial or other condition of the Borrowers or the ability of the Borrowers to perform their obligations hereunder and under the other Credit Documents.

(d)           Borrowers' Organizational Documents, The organizational documents of the Borrowers have not been amended since March 31, 2011.

    4.      Amendments to Credit Agreement.

(a)Section 1.1 is hereby amended to add the following subparagraph (h) which shall read as follows:

(h)Unless otherwise specified herein, all accounting terms used in this Agreement, the Revolving Note and in any other Credit Document shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender under this Agreement shall be prepared, in accordance with GAAP, as amended from time to time including amendments to GAAP made as a result of the conformity of GAAP to International Financial Reporting Standards, provided, however, that for purposes of determining the ratios and covenants set forth in Section 5.15, GAAP shall be (MAP in effect as at March 31, 2012

(b)Section 1.2(xx) is hereby amended to read, in its entirety, as follows:

(xx) Termination Date means the maturity date of the Revolving Loan (which is April 6, 2014) as such date may be extended from time to time pursuant to Section 2,5 or accelerated pursuant to Section 6.2.

(c)Section 1.2 is hereby amended to add the following definition, as follows:

(ccc) Liquid Assets means, as of an applicable time, the following, so long as the same is not subject to any Lien nor subject to any restriction on transferability, whether imposed under applicable law, by agreement, or otherwise: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the fnll faith and credit of the United States, in each case maturing within one year from the applicable time;
(ii) certificates of deposit and time deposits having maturities of twelve months or less from the applicable time and issued by any commercial bank located in Western Europe or organized under the laws of the United States of America or any state thereof and, in each instance, having combined capital and surplus of not less than $500,000,000;
(iii) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or Bal by Moody's Investor's Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the applicable time; (iv) securities with maturities of one year or less from the applicable time and issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (v) securities with maturities of six months or less from the applicable time and backed by standby letters of credit by the Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; (vi) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (iii) of this definition; (vii) overnight Eurodollar time deposit sweep accounts and (viii) publicly traded securities listed on a nationally recognized securities exchange in the United States.

(d)Section 1.2(l) is hereby amended to read, in its entirety, as follows:

Consolidated Indebtedness means the sum of (i) all Indebtedness of ISC and the Subsidiaries determined on a consolidated basis in accordance with GAAP and (ii) the product of 6 times the Lease Expense of 1SC and its Subsidiaries for the past 12 months determined on a consolidated basis in accordance with GAAR

(e) Section 1.2(zz) is hereby amended to read, in its entirety, as follows:

(zz) Consolidated EBITDAR means, with respect to ISC and the Subsidiaries, on a consolidated basis, for any period (without duplication) the sum of (i) Consolidated EBITDA and (ii) Lease Expense.

(f) Section 1.2(aaa) is hereby amended to read, in its entirety, as follows:

(aaa) Fixed Charges means with respect to ISC and the Subsidiaries, on a consolidated basis, for any period (without duplication), the sum of (i) Interest Expense; (ii) Lease Expense; (iii) required principal payments for any outstanding debt during the applicable reporting period (excluding the balloon payment due on the Termination Date) and (iv) maintenance Capital Expenditures (calculated at 30% of their depreciation expense).

(g) Section 5.15(g) is hereby amended to read, in its entirety, as follows:

(g) Consolidated Indebtedness less Liquid Assets toConsolidated EBITDAR Ratio. Maintain, on a consolidated basis, a ratio of Consolidated Indebtedness less Liquid Assets to Consolidated EBITDAR for ISC and the Subsidiaries of not more than (0 4.75 to 1.00 through March 31, 2013 and (ii) 4.50 to 1.0 at all times thereafter, as measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available.

(h) Section 5.15(m) is hereby amended to read, in its entirety, as follows:

(m)Consolidated EBITDAR to Fixed Charges. Maintain a ratio of Consolidated EIIITDAR to Fixed Charges for ISC and the Subsidiaries on a consolidated basis for the four most recent fiscal quarters for which financial information is available (i) through December 31, 2012 of not less than 1.10 to 1.00 and (ii) at all times thereafter, of not less than 1.20 to 1.00.

(i) Section 5.15(i) is hereby amended to read, in its entirety, as follows:

(i)Consolidated Tangible Net Worth Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter, in an amount of not less than the sum of Two Hundred Twenty-Eight Million Dollars ($228,000,000) and flay percent (50%) of all net income of ISC and the Subsidiaries (on a consolidated basis) earned after December 31, 2011

5.           Amendment Fee. As consideration for the Lenders agreement to modify the Credit Agreement, the Borrowers agree to pay to the Lender a fee equal to Seventy-Five Thousand and 00/100 Dollars ($75,000.00) (the "Amendment Fee"). The Amendment Fee shall be payable on the date of this Amendment and shall be non-refundable.

6.           Fees and Legal Expenses. The Borrowers hereby agree to pay all reasonable invoiced legal costs and expenses incurred in connection with the review, analysis and preparation of this Amendment. Such expenses and legal costs shall be payable upon the execution of this Amendment and shall be non-refundable.

7.           References in Credit Documents. All references in the Credit Documents to the "Credit Agreement" shall mean the Credit Agreement as amended by this Amendment.

8.           Credit Documents to Remain in Effect. Except as specifically modified by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

9.           No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor impair any Liens granted to the Lender thereunder, nor release any obligor from liability for any of the Obligations, nor affect any of the rights, powers or remedies of the Lender under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

10.         Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.         Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

12.         Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

13.         Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

15.         No Waiver. Nothing contained herein shall be construed as a waiver or acknowledgement of, or consent to any breach of or Event of Default under the Credit Agreement and the Credit Documents not specifically mentioned herein, and the waivers and consents granted herein are effective only in the specific instance and for the purposes for which given.

16.         Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it were a part thereof for all purposes. Any representation or warranty contained herein that shall prove to be false or misleading in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Credit Documents in accordance with the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrowers in the performance Or observance of any provision of this Amendment shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.

IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

INTERNATIONAL SHIPHOLDING CORPORATION
By: /s/ David B. Drake
Its: V/P – TREASURER

ENTERPRISE SHIP COMPANY, INC.

By: /s/ David B. Drake
Its: V/P – TREASURER

SULPHUR CARRIERS, INC.

By: /s/ David B. Drake
Its: V/P – TREASURER

GULF SOUTH SHIPPING PTE LTD.

By: /s/ Manuel G. Estrada
Its: DIRECTOR

CG RAILWAY, INC.

By: /s/ David B. Drake
Its: V/P – TREASURER

LCI SHIPHOLDINGS, INC.

By: /s/ David B. Drake
Its: V/P – TREASURER

CENTRAL GULF LINES, INC.

By: /s/ David B. Drake
Its: V/P – TREASURER

EAST GULF SHIPHOLDING, INC.

By: /s/ David B. Drake
Its: V/P – TREASURER

MPV, INC.

By: /s/ David B. Drake
Its: V/P – TREASURER

DRY BULK AMERICAS LTD.

By: /s/ Erik L. Johnsen
Its: DIRECTOR

DRY BULK AUSTRALIA LTD.

By: /s/ Erik L. Johnsen
Its: DIRECTOR

WATERMAN STEAMSHIP CORPORATION

By: /s/ David B. Drake
Its: V/P – TREASURER

REGIONS BANK

By: /s/ Edward E. Midyett
Its: Vice President